                                                                       Exhibit 5

OLSHAN
OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

                                                               PARK AVENUE TOWER
                                                             65 EAST 55TH STREET
                                                        NEW YORK, NEW YORK 10022
                                                         TELEPHONE: 212.451.2300
                         September 9, 2005               FACSIMILE: 212.451.2222

                                                               WWW.OLSHANLAW.COM

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     RE:  LYNCH CORPORATION
          AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM S-2/A

Ladies and Gentlemen:

     We have acted as counsel to Lynch Corporation,  an Indiana corporation (the
"Company"),  in connection with the filing of its registration statement on Form
S-2  (File  No.  333-126335)  (the  "Registration  Statement"),  relating  to an aggregate of 538,676 shares (the "Shares"),  par value $0.01 per share, issuable upon the exercise of outstanding  subscription  rights (the  "Rights"),  as more particularly  described in the  Registration  Statement and the prospectus  (the
"Prospectus") forming a part thereof (the "Rights Offering").

     We  advise  you that we have  examined  originals  or copies  certified  or otherwise identified to our satisfaction of the Registration Statement, the form of the Rights, the Articles of Incorporation and By-Laws of the Company, each as amended to date, corporate proceedings of the Company, and such other documents, instruments and certificates of officers and  representatives of the Company and of public officials, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the  conformity to original documents of documents submitted to us as certified or photostatic copies.

     Based upon the foregoing,  and in reliance  thereon,  we are of the opinion that (i) the  Shares  and the  Rights  have  been  duly  authorized;  (ii)  upon distribution  pursuant to the Rights  Offering as described in the  Registration
Statement and the Prospectus,  the Rights will be validly issued; (iii) upon the issuance  and sale of the Shares  against  payment  therefor  upon  exercise  of
Rights,  as described in the  Registration  Statement  and the  Prospectus,  the
Shares  will be  validly  issued,  fully paid and  non-assessable;  and (iv) the
Rights are legal, valid and binding obligations, enforceable against the Company in accordance with their  respective  terms,  subject to applicable  bankruptcy, insolvency,  reorganization  and  moratorium  laws  and  other  laws of  general application  affecting the enforcement of creditors' rights  generally,  and the fact that  equitable  remedies  or relief  (including,  but not  limited to, the

                                                               NEW JERSEY OFFICE
                                                       2001 ROUTE 46 / SUITE 202
                                                    PARSIPPANY, NEW JERSEY 07054
                                                         TELEPHONE: 973.335.7400
                                                        FACSIMILED: 973.335.8018

September 9, 2005

remedy of specific  performance) are subject to the discretion of the court from which such relief may be sought.

     We are  members  of the Bar of the  State  of New York  and we  express  no opinion  as to any  laws  other  than the laws of the  State  of New  York,  the
Business  Corporation  Law of the State of Indiana and the  federal  laws of the
United States of America.

     We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the
Registration  Statement and to the reference  made to our firm under the caption
"Legal  Matters"  in  the  Prospectus  constituting  part  of  the  Registration
Statement.

                        Very truly yours,

                        /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                        OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP